Exhibit 8.1

August 10, 2012

RLJ Acquisition, Inc.

3 Bethesda Metro Center, Suite 1000

Bethesda, Maryland 20814

Ladies and Gentlemen:

We have acted as counsel to RLJ Acquisition, Inc, a Nevada corporation (“RLJ”), in connection with an Agreement and Plan of Merger, dated as of April 2, 2012 (the “Merger Agreement”), by and between RLJ and Image Entertainment, Inc., a Delaware corporation (“Image”) pursuant to which (i) RLJ Merger Sub I, Inc., a Nevada corporation (“RLJ Sub”), which is a wholly-owned subsidiary of RLJ Entertainment, Inc., a Nevada corporation and a wholly-owned subsidiary of RLJ (“Holdings”), will be merged with and into RLJ (the “RLJ Merger”) and (ii) RLJ Merger Sub II, Inc., a Nevada corporation (“Image Sub”), which is also a wholly-owned subsidiary of Holdings, will be merged with and into Image (the “Image Merger” and, together with the RLJ Merger, the “Mergers”). As a result of the Mergers, RLJ and Image will each become wholly-owned subsidiaries of Holdings.

This opinion is being delivered in connection with the Registration Statement on Form S-4 relating to the Mergers filed with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on even date herewith (the “Registration Statement”), to which this opinion relates as an exhibit. Unless otherwise indicated, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

You have requested our opinion regarding certain United States federal income tax consequences of the RLJ Merger. In rendering the opinion expressed herein, we have examined and relied on (i) the Merger Agreement, (ii) the Registration Statement, (iii) a certificate of representations, dated as of the date hereof, provided by RLJ, a certificate of representations, dated as of August 6, 2012, provided by Image, and a certificate of representations, dated as of the date hereof, provided by Holdings, RLJ Sub and Image Sub (each, a “Certificate of Representations,” and collectively, the “Certificates of Representations”), and (iv) such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinion expressed herein.

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In our examination of the foregoing documents, we have assumed, with your permission, that (i) all documents reviewed by us are original documents, or true, correct and complete copies of original documents, (ii) the signatures on each original document are genuine, (iii) each party who executed the document had proper authority and capacity, (iv) all representations and statements set forth in such documents are true, correct and complete and will remain true, correct and complete at all times up to and including the RLJ Effective Time and the Image Effective Time (collectively, the “Effective Time”), (v) the Mergers will be consummated in accordance with the terms of the Merger Agreement, (vi) all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms, (vii) the parties have complied with and will continue to comply with the covenants and agreements set forth in the Certificates of Representations and the Merger Agreement, (viii) each representation that is stated in the Certificates of Representations to be made “to the knowledge of” or “based on the belief of” (or other similar qualification) RLJ, Image, RLJ Sub, Image Sub or Holdings is accurate and complete and will remain accurate and complete at all times up to and including the Effective Time without regard to such qualification and (ix) the parties at all times will operate in accordance with the method of operation described in their organizational documents and the Registration Statement.

The opinion set forth in this letter is based on relevant provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, interpretations of the foregoing as expressed in court decisions, legislative history, and existing administrative rulings and practices of the Internal Revenue Service (“IRS”) (including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), all as of the date hereof. These provisions and interpretations are subject to change, which may or may not be retroactive in effect, and which may result in modifications of our opinion. Our opinion does not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary determination by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.

Based upon the foregoing, and subject to the limitations, qualifications, assumptions and caveats set forth herein and in the Registration Statement, the discussions set forth in the Registration Statement under the heading “Material U.S. Federal Tax Consequences— Tax Consequences to RLJ Stockholders”, unless otherwise noted therein, is our opinion insofar as it relates to matters of United States federal income tax law and legal conclusions with respect to those matters.

Our opinion could be affected if any of the facts set forth in the Merger Agreement, the Registration Statement or the Certificates of Representation or other documents, records and instruments we have reviewed are or become inaccurate or if there is a failure to comply with any of the covenants and agreements set forth in the Merger Agreement or the Certificates of Representations.

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The opinion expressed herein represents our conclusion as to the application of the United States federal income tax laws existing as of the date hereof. We can give no assurance that legislative enactments, administrative changes or judicial decisions that would modify or supersede our opinion will not be forthcoming. The opinion expressed herein represents our conclusion based upon the assumptions, documents, facts, representations, covenants and agreements referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such assumptions, representations, covenants or agreements could affect the accuracy of our opinion. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all of the facts referred to in this letter and the Certificates of Representations.

The opinion expressed herein is (i) limited to those matters expressly covered, and no opinion is to be implied in respect of any other matter, (ii) as of the date hereof, and (iii) rendered by us at the request of RLJ in connection with the Merger Agreement. We assume no obligation to update our opinion in the event that there is either a change in the legal authorities, facts or documents on which we have relied in rendering our opinion.

We hereby consent to the discussion of this opinion in the Registration Statement, to the filing of this opinion as Exhibit 8.1 to the Registration Statement and to the use of our name under the captions "Legal Matters" and "Material U.S. Federal Tax Consequences" in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of "expert" as used in the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP

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